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                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

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/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/X/  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
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             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

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
First Union
Real Estate Investments

JAMES C. MASTANDREA
Chairman & Chief Executive Officer

                                             March 10, 1995
Mr. Roland G. Caldwell
Chairman & Chief Executive Officer
Caldwell Trust Company
201 Center Road
Venice, FL 34292

Dear Roland:

In the past when we spoke, as well as today, I have always appreciated your candor and sensitivity to your investment concerns. What troubles me is that I do not feel that I have been able to communicate to you the level of challenges that were inherited from the previous management. Turning around real estate projects, as well as a company, does not happen over night for new management, or the dissidents who, we believe, will be looking out for only their ownership interest and not those of the remaining shareholders.

I understand your disappointment, and need to act in a manner that leads you to want a quick fix; however, I would like to caution you that when a group named "Turkey Vulture" buys 5.4% stock on margin; has a history of greenmail; and has never demonstrated their ability to add value -- that concerns me.

I have had a successful career in real estate; have placed my integrity on the line; bring more experience to this Trust than it has seen in 33 years; and we now have a strategic plan in place. We have accomplished numerous achievements in the past 14 months and expect to meet our targets and goals, which will be rewarding to the shareholders who believe in our ability to add long-term value to their ownership.

I certainly understand where you are coming from, and would appreciate your support at a time that is critical to our turn-around program, and mutual shareholder interest. Unfortunately neither one of us has a crystal ball, and you have to trust your own judgment and experience.

Thank you for taking the time to read this letter. I will make myself available to meet with you between now and April 11. In the meantime, please feel free to call me.

Sincerely,
/s/ James C. Mastandrea
James C. Mastandrea

     55 Public Square - Suite 1900 - Cleveland, Ohio 44113 - 216/781-4030